Exhibit 10(i)

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made effective this 26th day of Aug., 1998, by and between AmeriResource Technologies, Inc., a Delaware corporation with principal offices at 8809 Long Avenue, Lenexa, Kansas 66215 (the "Corporation"), and Craft Fridkin & Rhyne, a Missouri corporation, with principal address at 1100 One Main Plaza, 4435 Main Street, Kansas City, Missouri 64111 ("Consultant").

                                    PREMISES

         WHEREAS, the Corporation and Consultant have a working relationship pursuant to which Consultant has and will continue to serve as an attorney to the Corporation in respect to advising the Corporation's and it's related entities regarding various legal matters;

         WHEREAS, the Corporation desires to compensate Consultant for past services performed, and future services, to be performed from July, 1998, through June, 1999; and

         WHEREAS, Corporation and Consultant desire to enter into this Agreement for the continued services of Consultant.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, the corporation and Consultant agree as follows:

(a) Services. Consultant has and will perform services relating to the Corporation's legal needs as requested by the Corporation.

(b)               Compensation.


(c)               Compensation for Services.


The Corporation will issue to Consultant, forty Million (40,000,000) shares of the Corporation's common stock, under its Form S-8 registration statement under the Securities Act of 1933, as amended ("Form S-8"), for the Consultant's past legal services concerning the Corporation's legal needs through May 31, 1998. Corporation agrees to issue additional stock upon receipt of Consultants monthly billing statements at One Cent ($.01) per share. All bills or invoices for past legal services are in possession of AmeriResource Technologies, Inc.

(d)               Issuance of Common Stock.


                  (i) The Corporation will issue Forty Million (40,000,000) shares of the Corporation's common stock to Consultant upon receipt of Consultants executed copy of this Agreement. The Corporation will receive detailed invoices of all future services performed by Consultant on a monthly basis. Upon the receipt of the invoices the Corporation will issue additional shares of S-8 stock at a value of One Cent ($.01)
                           unless otherwise agreed to in the future by the parties.

                  (ii) All shares to be issued pursuant to the exercise of the options granted under this Agreement shall be issued to compliance with a Form S-8.

(e) Compensation is not a Capital Raising Transaction. Both parties acknowledge that the shares being issued to Consultant constitute consideration for bona fide services which Consultant has previously performed or will perform on behalf to the Corporation. The parties hereby acknowledge that none of the services provided by Consultant were in connection with the offer or sale of securities in a capital raising transaction.

(f) All Prior Agreements Terminated.. This Agreement constitutes the entire agreement and understanding between the parties and supersedes and replaces all proposals, prior negotiations and agreements, whether oral or written, between the parties in connection with the subject matter contemplated by this Agreement. None by this Agreement. None of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than as expressly provided in this Agreement, unless the parties subsequently agree to modify or amend this Agreement in writing, duly signed by authorized representatives of the parties.

(g) Termination of the Agreement. This Agreement can be terminated by either the Corporation or the Consultant at any time by either party supplying to the other, written notice thirty (30) days in advance.

(h)      Miscellaneous.


                  (i) Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties.

                  (ii) Amendment. This Agreement may be amended or modified only by an instrument in writing executed by the parties.

                  (iii)    Assignment:


                           (a) The rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of each of the parties. Neither party shall have the right to transfer or assign this Agreement without the prior written consent of the other party.

                           (b) Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

                  (iv) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and may be given by personal delivery or by mail, registered or certified, return receipt requested, or by overnight delivery service, or via fax transmission. Mailed notices shall be addressed to the parties at the addresses appearing herein, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed to be properly served as of the time of actual delivery; mailed or otherwise transmitted notices shall be deemed properly served upon receipt.

                           (a)     In the case of the Corporation to:

                           AmeriResource Technologies, Inc.
                           c/o Delmar Janovec
                           P.O. Box 14748
                           Shawnee Mission, Kansas 66285-4748
                           Phone: (913) 859-9292
                           Facsimile: (913) 859-9520

                           (b)     In the Case of Consultant to:

                           Craft Fridkin & Rhyne
                           ATTN: Richard D. Rhyne
                           1100 One Main Plaza
                           4435 Main Street
                           Kansas City, Missouri 64111
                           Phone: (816) 531-1700
                           Facsimile: (816) 753-3222

                           or to such other person or address designated in writing to receive notice.

i. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

j. Entire Agreement. This document contains the entire Agreement between the parties with respect to the subject matter contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

k. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions.

l. Controlling Law and Venue. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Missouri, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Jackson County, State of Missouri. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

m. Arbitration. Any dispute arising under this Agreement shall be resolved through a mediation-arbitration approach. The parties agree to mutually select a neutral third party to help them mediate any dispute. If the mediation is unsuccessful, the parties agree that the dispute shall be decided by binding arbitration in accordance with the rules of the American arbitration Association then controlling. The site of any such mediation or arbitration shall be in Jackson County, State of Missouri.

n. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

o. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their appropriate successors, and rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

p. Facsimile Counterparts. If a party signs this Agreement and transmits a facsimile transmission of the signature page to the other party, the party who receives the transmission may rely upon the facsimile transmission as a signed original of this Agreement.

         IN WITNESS WHEREFORE, this Agreement was duly executed this 26 day of Aug., 1998.


AmeriResouce Technologies, Inc.                            Craft Fridkin & Rhyne

/s/ Delmar Janovec                                         /s/ Richard Rhyne
------------------------                                   ------------------
By: Delmar Janovec                                         By:   Richard   D.
                                                                 Rhyne
Its President                                              Its Managing Partner